Exhibit 99.2

Press Release	Contact: Christopher D. Myers
For Immediate Release	President and Chief Executive Officer
(909) 980-4030

CVB Financial Corp. to Present at KBW Investor Conference

ONTARIO, CA - July 29, 2013: Chris Myers, President and Chief Executive Officer of CVB Financial Corp., will present at the Keefe, Bruyette and Woods 14th Annual Community Bank Investor Conference on Tuesday, July 30th and Wednesday July 31st in New York City. He will be giving a formal presentation on Tuesday, July 30th at 3:00 pm EDT as well as holding one-on-one meetings with investors on both days.

Mr. Myers’ presentation at the conference will be available through a live webcast and can be accessed through a presentation link at www.wsw.com/webcast/kbw12/CVBF or by visiting the Company’s website at www.cbbank.com under “Our Investors” tab, “News & Market Data” for 90 days after July 31st.

Corporate Overview

CVB Financial Corp. is the holding company for Citizens Business Bank. The Bank is the largest financial institution headquartered in the Inland Empire region of Southern California with assets of $6.4 billion. Citizens Business Bank serves 41 cities with 40 Business Financial Centers, five Commercial Banking Centers and three trust office locations serving the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the Our Investors tab.

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